                                                                    EXHIBIT 3.1A


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                               GARDEN.COM, INC.


     Garden.com, Inc. (the "Company") is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
The original Certificate of Incorporation was filed with the Secretary of State of Delaware on November 30, 1995 under the name GardenEscape, Inc. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of Delaware on December 20, 1995. A Certificate of Designation of Preferences of Series A Convertible Preferred Stock was filed with the Secretary of State of Delaware on December 21, 1995. A Restated Certificate of Incorporation, which restated and further amended the Certificate of Incorporation, by setting forth the relative rights and preferences of Series B Convertible Preferred Stock of the Company was filed with the Secretary of State of Delaware on August 9, 1996. A Restated Certificate of Incorporation, which restated and further amended the Certificate of Incorporation, by setting forth the rights and preferences of Series C-1 Convertible Preferred Stock of the Company and the Series C-2 Convertible Non-Voting Preferred Stock of the Company, was filed with the Secretary of State of Delaware on May 6, 1997. A Restated Certificate of Incorporation, which restated and further amended the Certificate of Incorporation, by setting forth the rights and preferences of Series D Convertible Preferred Stock of the Company, was filed on June 11, 1998. A Certificate of Amendment to the Restated Certificate of Incorporation which changed the name of the Company to Garden.com, Inc. was filed with the Secretary of State of Delaware on February 18, 1999. A Restated Certificate of Incorporation, which restated and further amended the Certificate of Incorporation, by setting forth the rights and preferences of the Series E Preferred Stock, was filed with the Secretary of State of Delaware on April 13, 1999. This Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation, and has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware; including the requirements of Section 228(d) thereof to the effect that written consent has been given and written notice provided in accordance with such section. The provisions of the original Certificate of Incorporation and any and all amendments thereto and restatements thereof, are hereby further amended and restated so as to read, in their entirety, as follows:

          FIRST.  The name of this corporation shall be:

          Garden.com, Inc.

          SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

          THIRD.  The purpose or purposes of the corporation shall be:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH.

          A.   Authorized Shares.  The aggregate number of all shares that the
               -----------------
     corporation (the "Company") shall have authority to issue is 65,277,368 shares consisting of the following:

               1. 50,000,000 shares of Common Stock with a par value of $0.01 per share; and

               2. 15,277,368 shares of Preferred Stock with a par value of $0.01 per share (the "Preferred Stock") containing such rights, terms and preferences as determined pursuant to Section B of this Article FOURTH.

          B.   Preferred Stock.
               ---------------

               1.   Authority to Issue in Series. The Preferred Stock may be
                    ----------------------------
     issued from time to time in one or more series. The Board of Directors shall have authority to divide the Preferred Stock into one or more series, and to fix and determine by resolution or by resolutions providing for the issuance of such series the relative rights and preferences of the shares of any series so established ("Preferred Shares") including, without limitation, the following:

                    (a)  The rate of dividend with respect to such series;

                    (b) Whether the dividends with respect to any series of Preferred Shares will be cumulative;

                    (c) The price at and the terms and conditions upon which such series of Preferred Shares may be issued;

                    (d) The price at and the terms and conditions upon which such Preferred Shares may be redeemed;

                    (e) The amount payable with respect to such series of Preferred Shares in the event of dissolution, voluntary or involuntary liquidation or the winding up of the Corporation;

                    (f) Sinking fund provisions for the redemption or purchase of a series of Preferred Shares;

                    (g) The terms and conditions on which a series of Preferred Shares may be converted to shares of any other class of stock of the Corporation or series of Preferred Shares, and whether any series of Preferred Shares are issued with the privilege of conversion;

                    (h) Voting rights (whether full, limited or special) with respect to a series of Preferred Shares; and

                    (i) Whether such Preferred Shares have preemptive or other rights.

                    Except as to the matters specifically addressed by the Board of Directors and with respect to relative rights, preferences and limitations of a series of Preferred Shares, all series of Preferred Shares of the Company, whenever designated and issued, shall have the same preferences, limitations and relative rights and shall rank equally, share ratably and be identical in all respects as to all matters. All shares of any one series of Preferred Stock hereinabove authorized shall be alike in every particular, and each series of Preferred Stock shall be so designated as to distinguish therefrom the shares of all other series and classes.

               2.   Dividends. Before any dividends shall be paid or set apart
                    ---------
     for payment upon Common Stock (other than dividends payable in shares of Common Stock) the holders of a series of Preferred Shares shall be entitled to receive dividends at the rate per annum specified by the Board of Directors, as determined in Section B1 above, out of any amounts legally available for the payment of such dividends, when and as declared by the Board of Directors. The Board of Directors may determine whether any series of Preferred Shares is to be treated preferentially, with respect to dividends, over any other series of Preferred Shares.

               3.   Liquidation, Dissolution or Winding Up.
                    --------------------------------------

                    (a) In case of voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of the assets of the Company, in money or money's worth, the amount specified by the Board of Directors, pursuant to Section B1 above, with respect to that series of Preferred Shares.

                    (b) In the case of voluntary or involuntary liquidation, dissolution or winding up of the Company, (i) the holders of an outstanding series of the Preferred Shares shall share ratably in such assets in proportion to their respective aggregate liquidation prices, and (ii) the holders of the Preferred Shares of different series shall share such assets in accordance with the preferences and designations established by the Board of Directors pursuant to Section B1 above.

                     Series A Convertible Preferred Stock,
                     Series B Convertible Preferred Stock,
                    Series C-1 Convertible Preferred Stock,
                   Series D Convertible Preferred Stock, and
                     Series E Convertible Preferred Stock

     The Board of Directors has provided for the issuance of a (i) series of 750,000 shares of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), (ii) another series of 1,430,000 shares of Preferred Stock designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), (iii) another series of 3,620,690 shares of Preferred Stock designated as "Series C-1 Convertible Preferred Stock" (the "Series C Preferred Stock"), , (iv) another series of 5,482,331 shares of Preferred Stock designated as "Series D Convertible Preferred Stock" (the "Series D Preferred Stock") and (v) another series of 3,994,347 shares of Preferred Stock designated as "Series E Convertible Preferred Stock" (the "Series E Preferred Stock"). The voting powers, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are as follows:

     Part 1.  Dividends
              ---------

     1A. All dividends declared by the Board of Directors shall be shared equally, as may be specified by the Board of Directors, among either (i) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, or
(ii) all outstanding shares of Common Stock and all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (as if fully converted to Common Stock pursuant to part 5 below).

     1B. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall rank equally in all respects with each other share of each other class or series of Preferred Stock with respect to dividends; provided, however, that the Company shall not declare or pay dividends which are insufficient to pay all accrued dividends on each class or series of Preferred Stock outstanding unless such dividends are declared and paid to each class or series of Preferred Stock pro rata based on the accrued dividends with respect to such class or series as a percentage of accrued dividends for all classes or series of Preferred Stock.

     Part 2.  Liquidation Preference.
              ----------------------

     2A. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Company to the holders of the Common

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Stock, an amount (the "Liquidation Preference") for each share of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then held by them equal to $1.00, $1.40, $1.74, $3.76 and $5.72, respectively, plus, in each case, any declared and unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, to and including the date of full payment of such Liquidation Preference. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the aggregate Liquidation Preferences of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then held by each such holder.

     2B. If the assets and funds of the Company available for distribution to the Company's stockholders exceed the aggregate Liquidation Preferences payable to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock pursuant to paragraph 2A, then after the payments required by paragraph 2A shall have been made or irrevocably set apart for payment, all of such assets and funds legally available for distribution shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (as if fully converted into Common Stock pursuant to part 5) and the holders of Common Stock, on a per share basis.

     2C. A consolidation or merger of the Company with or into any other corporation or other business organization, or the sale, lease or transfer of all or substantially all of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this part 2, except for any merger or consolidation in which (i) the Company is the sole surviving corporation, (ii) the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding immediately prior to such transaction will hold the same number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, with substantially identical designations, preferences, limitations, and relative rights, immediately after such transaction as they held immediately prior to such transaction, (iii) the voting power of the number of voting shares outstanding immediately after such transaction, plus the number of voting shares issuable as a result of such transaction (either by conversion of securities issued pursuant to such transaction or the exercise of rights to purchase securities issued pursuant to such transaction), will not exceed by more than 33-1/3% the voting power of the total number of voting shares of the Company outstanding immediately prior to such transaction, and (iv) the number of participating shares outstanding immediately after such transaction, plus the number of participating shares issuable as a result of such transaction (either by conversion of securities issued pursuant to such transaction or the exercise of rights to purchase securities issued pursuant to such transaction), will not exceed by more than 33-1/3% the total number of participating shares of the Company outstanding immediately before the merger. As used in this paragraph 2B, "voting shares" means shares that entitle the holders thereof to vote unconditionally in elections of directors, and "participating shares" means shares that entitle the holders thereof to participate directly or indirectly without limitation in distributions by the Company.

     2D. The Company will give written notice of any liquidation, dissolution or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution or winding up pursuant to paragraph 2C) to each record holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock not less than 15 days prior to the date stated therein for the distribution and payment of the amounts provided in this part 2. Each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock may convert all or any portion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock held by such holder into Common Stock pursuant to part 5 at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation or sale of assets deemed to be a liquidation, dissolution or winding up of the Company as described in paragraph 2C.

     2E   No share of Series A Preferred Stock, Series B Preferred Stock, Series
C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to any dividends accruing after the date on which the Liquidation Preference of such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, is paid. On such date, but subject to the rights of distribution set forth in paragraph 2B above, all rights of the holder of such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock will cease, and such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock will not be deemed to be outstanding.

     Part 3.  Redemptions.
              -----------

     3A. The holders of a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, (the "Requisite Holders") may elect to require the Company to redeem (the "Mandatory Redemptions") the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on December 31, 2004 and on December 31 of each year thereafter (each a "Mandatory Redemption Date"). The Requisite Holders may require the Company to effect the Mandatory Redemptions by giving written notice to the Company of such election not less than 30 nor more than 90 days prior to December 31, 2004.
Upon receipt of such election, the Company and all holders of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will be obligated to redeem the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as provided in this part 3.

     If the Requisite Holders have elected to require the Company to effect the Mandatory Redemptions as provided above, on each Mandatory Redemption Date, so long as any shares of Series A Preferred Stock shall be outstanding, the Company shall redeem the lesser of (i) the number of shares of Series A Preferred Stock set forth opposite such Mandatory Redemption Date below or (ii) the number of shares of Series A Preferred Stock outstanding on such Mandatory Redemption Date. The shares of Series A Preferred Stock to be redeemed on a Mandatory Redemption Date shall be determined pro rata among the holders of shares of Series A Preferred Stock.

     If the Requisite Holders have elected to require the Company to effect the Mandatory Redemptions as provided above, on each Mandatory Redemption Date, so long as any shares of Series B Preferred Stock shall be outstanding, the Company shall redeem the lesser of (i) the number of shares of Series B Preferred Stock set forth opposite such Mandatory Redemption Date below or (ii) the number of shares of Series B Preferred Stock outstanding on such Mandatory Redemption Date. The shares of Series B Preferred Stock to be redeemed on a Mandatory Redemption Date shall be determined pro rata among the holders of shares of Series B Preferred Stock.

     If the Requisite Holders have elected to require the Company to effect the Mandatory Redemptions as provided above, on each Mandatory Redemption Date, so long as any shares of Series C Preferred Stock shall be outstanding, the Company shall redeem the number of shares of Series C Preferred Stock equal to the lesser of (i) the product of (x) the fraction set forth opposite such Mandatory Redemption Date below, multiplied by (y) the total number of shares of Series C Preferred Stock issued by the Company on or prior to December 31, 2004,, or (ii) the number of shares of Series C Preferred Stock outstanding on such Mandatory Redemption Date. The number of shares of Series C Preferred Stock to be redeemed on a Mandatory Redemption Date shall be determined pro rata among the holders of shares of Series C Preferred Stock.

     If the Requisite Holders have elected to require the Company to effect the Mandatory Redemptions as provided above, on each Mandatory Redemption Date, so long as any shares of Series D Preferred Stock shall be outstanding, the Company shall redeem the number of shares of Series D Preferred Stock equal to the lesser of (i) the product of (x) the fraction set forth opposite such Mandatory Redemption Date below, multiplied by (y) the total number of shares of Series D Preferred Stock issued by the Company on or prior to December 31, 2004, or (ii) the number of shares of Series D Preferred Stock outstanding on such Mandatory Redemption Date. The number of shares of Series D Preferred Stock to be redeemed on a Mandatory Redemption Date shall be determined pro rata among the holders of shares of Series D Preferred Stock.

     If the Requisite Holders have elected to require the Company to effect the Mandatory Redemptions as provided above, on each Mandatory Redemption Date, so long as any shares of Series E Preferred Stock shall be outstanding, the Company shall redeem the number of shares of Series E Preferred Stock equal to the lesser of (i) the product of (x) the fraction set forth opposite such Mandatory Redemption Date below multiplied by (y) the total number of shares of Series E Preferred Stock issued by the Company on or prior to December 31, 2004, or (ii) the number of shares of Series E Preferred Stock outstanding on such Mandatory Redemption Date. The number of shares of Series E Preferred Stock to be redeemed on a Mandatory Redemption Date shall be determined pro rata among the holders of shares of Series E Preferred Stock.

                                          Number or Fraction of
                                          Shares to be Redeemed
                            --------------------------------------------------
   Mandatory           Series A     Series B     Series C     Series D     Series E
  Redemption          Preferred    Preferred    Preferred    Preferred    Preferred
     Date               Stock        Stock        Stock        Stock        Stock
  ----------          ---------    ---------    ---------    ---------    ---------
December 31, 2004      375,000      715,000         .50          .50          .50
December 31, 2005      187,500      357,500         .25          .25          .25
December 31, 2006      187,500      357,500         .25          .25          .25

     3B. The redemption price of each share of Series A Preferred Stock shall be cash in an amount equal to the Liquidation Preference of such share of Series A Preferred Stock, the redemption price of each share of Series B Preferred Stock shall be cash in an amount equal to the Liquidation Preference of such share of Series B Preferred Stock, the redemption price of each share of Series C Preferred Stock shall be cash in an amount equal to the Liquidation Preference of such share of Series C Preferred Stock, the redemption price of each share of Series D Preferred Stock shall be cash in an amount equal to the Liquidation Preference of such share of Series D Preferred Stock and the redemption price of each share of Series E Preferred Stock shall be cash in an amount equal to the Liquidation Preference of such share of Series E Preferred Stock.

     3C. If the funds of the Company legally available for redemption of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be redeemed on such Mandatory Redemption Date, those funds that are legally available will be used to redeem the maximum possible number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock pro rata among the holders of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be redeemed based upon the aggregate Liquidation Preference of such shares owned by each such holder. At any time and from time to time thereafter when additional funds of the Company are legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such funds immediately will be used to redeem the balance of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock which the Company has become obligated to redeem on any Mandatory Redemption Date but which it has not redeemed, pro rata among the holders of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock based upon the aggregate Liquidation Preference of such shares held by each such holder, and such funds will not be used for any other purpose, including to redeem any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock which the Company is obligated to redeem on any subsequent Mandatory Redemption Date.

     3D. Any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock which are redeemed or otherwise acquired by the Company will be canceled and will not be reissued, sold or transferred. If fewer than the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares.

     3E. Neither the Company nor any Subsidiary will redeem or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock except as expressly authorized herein or in the Stockholders Agreement or pursuant to a purchase offer made pro rata to all holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on the basis of the aggregate Liquidation Preference of such Shares owned by each such holder.

     Part 4.  Voting Rights.
               -------------

     4A. Each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to vote on all matters to come before the stockholders of the Company and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock held of record by such holder could then be converted, pursuant to part 5, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed.

     4B. Except as otherwise expressly provided herein, or as required by law, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock shall vote together as a single class, and not as separate class or series on all matters to come before the stockholders of the Company.

     4C. Without the affirmative vote of the holders of 66-2/3% of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, the Company shall not:

          (i) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company or any of its Significant Subsidiaries, or any consolidation or merger involving the Company or any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation or winding up of the Company or, unless the obligations of the Company under an agreement are expressly conditional upon the requisite approval of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as provided for herein, make any agreement or become obligated to do so;

          (ii) purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any of the Common Stock; provided, that this provision shall not apply to the purchase of shares of Common Stock from directors, officers, employees or consultants of or advisers to the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Company or any Subsidiary;

          (iii) authorize or issue, or obligate itself to issue, any other Equity Securities ranking senior to or on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise;

          (iv) declare or pay any dividends or declare or make any other distribution, direct or indirect (other than a dividend payable solely in shares of Common Stock) on account of the Common Stock or set apart any sum for any such purpose;

          (v) increase or decrease (other than by the redemption or conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D

Preferred Stock or Series E Preferred Stock) the total number of authorized shares of Preferred Stock or Common Stock;

          (vi) amend or repeal any provision of, or add any provision to, the Company's Restated Certificate of Incorporation or By-Laws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; or

          (vii) acquire, by purchase, exchange, merger or otherwise, all or substantially all of the properties or assets of any other corporation or entity for a purchase price equal to or in excess of $5,000,000.

     4D. Without the affirmative vote of the holders of a majority of the outstanding Series E Preferred Stock, voting separately as a class or series, the Company shall not:

          (i) amend or repeal any provision of, or add any provision to, the Company's Restated Certificate of Incorporation or By-Laws if such action would materially or adversely alter or change the preferences, rights, privileges or powers of, or the restriction provided for the benefit of, the Series E Preferred Stock; or

          (ii) increase or decrease (other than by the redemption or conversion of the Series E Preferred Stock) the total number of authorized shares of the Series E Preferred Stock.

     Part 5.  Conversion.
              ----------

     5A.      Conversion Procedure.
              --------------------

          (i) Any holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock may at any time or from time to time convert all or any portion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed (a) with respect to shares of Series A Preferred Stock, by multiplying the number of shares of Series A Preferred Stock to be converted by $1.00 and dividing the result by the "Series A Conversion Price" (determined pursuant to paragraph 5B) then in effect, (b) with respect to shares of Series B Preferred Stock, by multiplying the number of shares of Series B Preferred Stock to be converted by $1.40 and dividing the result by the "Series B Conversion Price" (determined pursuant to paragraph 5B) then in effect, (c) with respect to shares of Series C Preferred Stock, by multiplying the number of shares of Series C Preferred Stock to be converted by $1.74 and dividing the result by the "Series C Conversion Price" (determined pursuant to paragraph 5B) then in effect, (d) with respect to shares of Series D Preferred Stock, by multiplying the number of shares of Series D Preferred Stock to be converted by $3.76 and dividing the result by the "Series D Conversion Price" (determined pursuant to paragraph 5B) then in effect and (e) with respect to shares of Series E Preferred Stock, by multiplying the number of shares of Series E Preferred Stock to be converted by $5.72 and dividing the result by the "Series E Conversion Price" (determined pursuant to paragraph 5B) then in effect.

          (ii) Each conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, to be converted, together with properly executed conversion instructions or powers, have been surrendered for conversion at the principal office of the Company. At such time as such conversion has been effected, the rights of the holder of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (iii) As soon as possible after a conversion has been effected (but in any event within three Business Days in the case of subparagraphs (a) and (b) below), the Company will deliver to the converting holder:

                 (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                 (b) a certificate representing any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted; and

                 (c) cash or a certificate or certificates representing shares of Common Stock in payment of declared and unpaid dividends as provided in paragraph 5A(vii).

          (iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock will be made without charge to the holders of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the Company will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

          (v) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph (v), be deliverable upon any conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the Company, in lieu of delivering the fractional share therefor, will pay an amount to the holder thereof equal to the Fair Market Value of such fractional interest as of the date of conversion.

          (vi) All declared and unpaid dividends on shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted into Common Stock shall be payable upon conversion of such shares in cash or, at the option of the Company, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such declared but unpaid dividends.

     5B.  Conversion Price.
          ----------------

          (i) The initial Series A Conversion Price will be $1.00 per share of Series A Preferred Stock. The initial Series B Conversion Price will be $1.40 per share of Series B Preferred Stock. The initial Series C Conversion Price will be $1.74 per share of Series C Preferred Stock. The initial Series D Conversion Price will be $3.76 per share of Series D Preferred Stock. The initial Series E Conversion Price will be $5.72 per share of Series E Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price also will be subject to adjustment from time to time pursuant to this part 5B.

          (ii) If and whenever on or after the original date of issuance of the shares of Series A Preferred Stock, the Company issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series A Conversion Price of a share of Series A Preferred Stock will be reduced to the price determined by multiplying the Series A Conversion Price by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued or sold would purchase at such Series A Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if after the original date of issuance of the shares of Series A Preferred Stock, the Company issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series A Conversion Price immediately would be reduced to the price determined by multiplying $1.00, the Series A Conversion Price then in effect, by the following fraction:

                     $500,000
                     --------
     1,406,000   +   $1.00
     -------------------------
     1,406,000   +   1,000,000

=    1,406,000   +   500,000
     -----------------------
             2,406,000

=    1,906,000
     ---------
     2,406,000

=    .79,

resulting in an adjusted Series A Conversion Price of $0.79 ($1.00 x .79).

          (iii) If and whenever on or after the original date of issuance of the shares of Series B Preferred Stock, the Company issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series B Conversion Price of a share of Series B Preferred Stock will be reduced to the price determined by multiplying the Series B Conversion Price by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued or sold would purchase at such Series B Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if after the original date of issuance of the shares of Series B Preferred Stock, the Company issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series B Conversion Price immediately would be reduced to the price determined by multiplying $1.40, the Series B Conversion Price then in effect, by the following fraction:

                     $500,000
                     --------
     1,406,000   +   $1.40
     -------------------------
     1,406,000   +   1,000,000

=    1,406,000   +   357,142
     -----------------------
             2,406,000

=    1,763,142
     ---------
     2,406,000

=    .73,

resulting in an adjusted Series B Conversion Price of $1.03 ($1.40 x .73).

          (iv) If and whenever on or after the original date of issuance of the shares of Series C Preferred Stock, the Company issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series C Conversion Price of a share of Series C Preferred Stock will be reduced to the price determined by multiplying the Series C Conversion Price by a fraction the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued or sold would purchase at such Series C Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if after the original date of issuance of the shares of Series C Preferred Stock, the Company issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series C Conversion Price immediately would be reduced to the price determined by multiplying $1.74, the Series C Conversion Price then in effect, by the following fraction:

                     $  500,000
                     ----------
     1,406,000   +   $1.74
     --------------------------
     1,406,000   +   1,000,000

=    1,406,000   +     287,356
     -------------------------
              2,406,000

=    1,693,356
     ---------
     2,406,000

=    .70

resulting in an adjusted Series C Conversion Price of $1.22 ($ 1.74 x .70).

          (v) If and whenever on or after the original date of issuance of the shares of Series D Preferred Stock, the Company issues or sells, or is deemed to have issued or sold, any shares of its Common Stock (a) for consideration per share less than the Series D Conversion Price in effect immediately prior to the time of such issue or sale but greater than or equal to $3.00 per share, then immediately upon such issue or sale the Series D Conversion Price of a share of Series D Preferred Stock will be reduced to a price equal to the value of the consideration per share at which the Company has issued or sold, or been deemed to have issued or sold, shares of its Common Stock, or (b) for consideration per share less than $3.00 per share, then immediately upon such issue or sale the Series D Conversion Price of a share of Series D Preferred Stock will be reduced to the price determined by multiplying the lesser of (x) $3.00 and (y) the Series D Conversion Price by a fraction the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued or sold would purchase at such Series D Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if after the original date of issuance of the shares of Series D Preferred Stock, the Company issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series D Conversion Price immediately would be reduced to the price determined by multiplying $3.00, the Series D Conversion Price then in effect, by the following fraction:

                     $500,000
                     --------
     1,406,000   +   $3.00
     -------------------------
     1,406,000   +   1,000,000

=    1,406,000   +   166,667
     -----------------------
             2,406,000

=    1,572,667
     ---------
     2,406,000

=    .65

resulting in an adjusted Series D Conversion Price of $1.96 ($ 3.00 x .65).

          (vi) If and whenever on or after the original date of issuance of the shares of Series E Preferred Stock, the Company issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series E Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Series E Conversion Price of a share of the Series E Preferred Stock will be reduced to the price determined by multiplying the Series E Conversion Price by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued or sold would purchase at such Series E Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock so issued. For example, if after the original date of issuance of the shares of Series E Preferred Stock, the Company issues 1,000,000 shares of Common Stock for consideration per share of $0.50, the Series E Conversion Price immediately would be reduced to the price determined by multiplying $5.72, the Series E Conversion Price then in effect, by the following fraction:

                     $500,000
                     --------
     1,406,000   +   $5.72
     -------------------------
     1,406,000   +   1,000,000

=    1,406,000   +   87,413
     ----------------------
             2,406,000

=    1,493,413
     ---------
     2,406,000

=    .62

resulting in an adjusted Series E Conversion Price of $3.55 ($ 5.72 x .62).

          (vii) The following transactions will not result in any adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion
Price: (a) the issuance of Common Stock and the grant of options, warrants or rights and the issuance of Common Stock upon exercise thereof pursuant to any Approved Plan, (b) the issuance and sale of shares of Common Stock to the original holders of Series B Preferred Stock pursuant to the Series B Stock Purchase Agreement, (c) the issuance of Warrants to purchase shares of Series D Preferred Stock and Series E Preferred Stock to Hambrecht & Quist in consideration of its services as exclusive placement agent in connection with the issuance of the Series D Preferred Stock and Series E Preferred Stock and the issuance of such shares upon the exercise of such warrants, (d) the issuance of shares of Series C Preferred Stock upon exercise of Warrants issued pursuant to the Series C Stock Purchase Agreement, and (e) the issuance of Common Stock upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or the Series E Conversion Price, (f) the issuance of shares of Common Stock or other Equity Securities to investment banks, financial institutions, equipment lessors or other commercial lenders in connection with financing activities approved by a two-thirds majority of the Board of Directors, and (g) the issuance of shares of Common Stock or other Equity Securities in connection with strategic relationships or acquisitions approved by a two-thirds majority of the Board of Directors.

     5C.  Effect on Conversion Price of Certain Events. For purposes of
          --------------------------------------------
determining the adjusted Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price under paragraph 5B, the following will be applicable:

          (i) If the Company in any manner grants any Options or Convertible Securities and the "price per share for which Common Stock is issuable" upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common

Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Company for the "price per share for which Common Stock is issuable." For purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options or the sale, conversion or exchange of such Convertible Security, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii) If the Company in any manner issues or sells any Convertible Securities and the "price per share for which Common Stock is issuable" upon such conversion or exchange is less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company for the "price per share for which Common Stock is issuable." For the purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price had been or are to be made pursuant to other provisions of this part 5, no further adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price will be made by reason of such issue or sale.

          (iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect at the time of such change will be readjusted to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

          (iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price then in effect hereunder will be adjusted to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (v) If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair market value thereof as of the date of receipt, as reasonably determined by the Board of Directors. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value, as reasonably determined by the Board of Directors, of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

          (vi) In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration consistent with the fair value of the Option as determined using Black Scholes methodology or a methodology mutually agreed to by the Company and the Purchaser Director designated by the Series D Preferred Stock pursuant to the Stockholders Agreement.

          (vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

          (viii) If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     5D.  Subdivision, Combination, Reclassification, Exchange or Substitution
          --------------------------------------------------------------------
of Common Stock. If the Company at any time subdivides (by any stock split,
---------------
stock dividend, recapitalization, or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price in effect immediately prior to such combination will be proportionately increased and if the Company at any time changes the Common Stock into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Series A Preferred Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of Common Stock or of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

     5E.  No Impairment. The Company will not, by amendment of its Restated
          -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all of the provisions of this part 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

     5F.  Certificate as to Adjustments. Upon the occurrence of each adjustment
          -----------------------------
or readjustment of any Conversion Price pursuant to this part 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate certified by the Company's chief financial officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or caused to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price in effect at that time for each series of Preferred Stock, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

     5G.  Certain Events. If any event occurs of the type contemplated by the
          --------------
provisions of this part 5 but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price and the Series E Conversion Price so as to protect the rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, respectively; provided, that no such adjustment will
                                        --------
increase the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price as otherwise determined pursuant to this part 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

     5H.  Notices.
          -------

          (i) Immediately upon any adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price, the Company will give written notice thereof to all holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

          (ii) The Company will give written notice to all holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock at least 10 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any matter referred to in paragraphs 4C and 4D hereof.

     5I.  Automatic Conversion. All of the outstanding shares of Series A
          --------------------
Preferred Stock shall be converted into Common Stock at the Series A Conversion Price then in effect without any further action on the part of the Company or any holder of Series A Preferred Stock (i) at the time of and subject to the closing and funding of a Qualified Public Offering or (ii) upon the date that through the redemption or conversion of Series A Preferred Stock, fewer than 250,000 shares of Series A Preferred Stock remain outstanding. All of the outstanding shares of Series B Preferred Stock shall be converted into Common Stock at the Series B Conversion Price then in effect without any further action on the part of the Company or any holder of Series B Preferred Stock (i) at the time of and subject to the closing and finding of a Qualified Public Offering or
(ii) upon the date that through the redemption or conversion of Series B Preferred Stock, fewer than 250,000 shares of Series B Preferred Stock remain outstanding. All of the outstanding shares of Series C Preferred Stock shall be converted into Common Stock at the

Series C Conversion Price then in effect without any further action on the part of the Company or any holder of Series C Preferred Stock (i) at the time of and subject to the closing and funding of a Qualified Public Offering or (ii) upon the date that through the redemption or conversion of Series C Preferred Stock, fewer than 250,000 shares of Series C Preferred Stock remain outstanding. All of the outstanding shares of Series D Preferred Stock shall be converted into Common Stock at the Series D Conversion Price then in effect without any further action on the part of the Company or any holder of Series D Preferred Stock (i) at the time of and subject to the closing and funding of a Qualified Public Offering or (ii) upon the date that through the redemption or conversion of Series D Preferred Stock, fewer than 250,000 shares of Series D Preferred Stock remain outstanding. All of the outstanding shares of Series E Preferred Stock shall be converted into Common Stock at the Series E Conversion Price then in effect without any further action on the part of the Company or any holder of Series E Preferred Stock (i) at the time of and subject to the closing and the funding of a Qualified Public Offering or (ii) upon the date that through the redemption or conversion of Series E Preferred Stock, fewer than 250,000 shares of Series E Preferred Stock remain outstanding.

     5J.       Reservation of Shares. The Company shall at all times reserved
               ---------------------
and keep available such number of authorized shares of its Common Stock, free from any preemptive rights with respect thereto, which will be sufficient to permit the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock into the full number of shares of Common Stock specified herein.

     Part 6.   Registration of Transfer.
               ------------------------

     The Company will keep at its principal office registers for the registration of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock represented by the surrendered certificate.

     Part 7.   Replacement.
               ------------

     Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any mutilation, upon surrender of such certificate the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Part 8.   Definitions.
               -----------

     "Approved Plan" means the Garden Escape, Inc. 1996 Stock Option/Stock
      -------------
Issuance Plan, as amended, and any other written stock option, stock purchase or similar incentive plan approved by a two-thirds majority of the Board of Directors.

     "Board of Directors" shall mean the board of directors of the Company.
      ------------------

     "Business Day" means any day other than a Saturday, a Sunday or any day
      ------------
that national banks in Texas are required or authorized to close.

     "Common Stock" means, collectively, the Company's Common Stock, par value
      ------------
$.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

     "Common Stock Deemed Outstanding" means, at any given time, the number of
      -------------------------------
shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to part 5.

     "Convertible Securities" means securities convertible into or exchangeable
      ----------------------
for Common Stock or other Equity Securities.

     "Equity Security" means any stock or similar security, including without
      ---------------
limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right.

     "Fair Market Value" means the fair market value as reasonably determined by
      -----------------
a majority of the Board of Directors, with a majority of the Purchaser Directors concurring.

     "Options" means any rights or options to subscribe for or to purchase
      -------
Common Stock or other Equity Securities.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Purchaser Directors" means any director designated by the holders of
      -------------------
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant to the Stockholders Agreement.

     "Qualified Public Offering" means any underwritten offering by the
      -------------------------
Company of shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, then in effect, or any comparable statement under any similar federal statute then in force, in which
(i) the aggregate cash proceeds to be received by the Company and selling stockholders from such offering (without deducting underwriting discounts, expenses and commissions) are at least $20,000,000, and (ii) the price per share paid by the public for such shares is at least $8.65.

     "Series B Stock Purchase Agreement" means the Stock Purchase Agreement
      ---------------------------------
dated as of August 12, 1996 among the Company, the original holders of Series B Preferred Stock and certain other persons.

     "Series C Stock Purchase Agreement" means the Stock and Warrant Purchase
      ---------------------------------
Agreement dated as of May 6, 1997 among the Company, the original holders of Series C Preferred Stock and certain other persons.

     "Significant Subsidiary" means any Subsidiary which would constitute a
      ----------------------
significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission or any successor rule.

     "Stockholders Agreement" means the Fourth Amended and Restated Stockholders
      ----------------------
Agreement dated April 13, 1999 among the Company, the original purchasers of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock; Warrants to purchase Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, and certain holders of Common Stock, as amended from time to time.

     "Subsidiary" means any corporation more than 50% of the outstanding voting
      ----------
securities are owned by the Company or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

     Part 9.   Amendment and Waiver.
               ---------------------

     No amendment, modification or waiver of the designations of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock will be binding or effective with respect to any provision of these terms without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, the holders of at least 66-2/3% of the outstanding shares of the Series C Preferred Stock, the holders of at least 66-2/3% of the outstanding shares of the Series D Preferred Stock and the holders of more than 50% of the outstanding shares of the Series E Preferred Stock, each series voting separately as a class or series; provided that no such action will change (a) the rate at which or the manner in which dividends on the shares of Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock accrue or the times at which such dividends become payable, (b) the Liquidation Preference or the participation by the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or the Series E Preferred Stock in payments or distributions of any assets or surplus funds of the Company upon the liquidation, dissolution or winding up of the Company, (c) the amount payable on redemption of the shares of Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock or the times at which redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or the Series E Preferred Stock is to occur, (d) the Series A Conversion Price, Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price or the Series E Conversion Price or the number of shares or class of stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock or the Series E Preferred Stock are convertible, or (e) the percentage required to approve any change described in this part 9, without the affirmative vote of the holders of all the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or the Series E Preferred Stock then outstanding; and provided further that no change in the terms of this part 9 may be accomplished by merger or consolidation of the Company with another corporation unless the Company has obtained the prior approval of the holders of the applicable percentage of the shares (50%, 66-2/3% or unanimous, as applicable) of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock then outstanding each voting separately as a class as required by the terms of this part 9.

     Part 10.  Notices.
               -------

     Except as otherwise expressly provided herein, all notices referred to herein shall be in writing and shall be delivered in the manner specified in the Stockholders Agreement.

          FIFTH. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.

          SIXTH. No director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

     I, THE UNDERSIGNED, being the president of Garden.com, Inc., do hereby execute this Restated Certificate of Incorporation, declaring and certifying that the facts herein stated are true on this 24th day of May, 1999.



                                             /s/ James N. O'Neill
                                  -------------------------------------------
                                  James N. O'Neill, Chief Operating Officer